Exhibit 99.1

Monogram Orthopaedics Reports Full Year 2023 Financial Results

510(k) Submission with FDA On Track for Second Half of 2024

Shipped mBôs Surgical Robot System to First International Customer

Introduced mVision Technologies, a Novel Approach to Registration and Tracking

Management to Host Business Update Conference Call on Thursday, March 21 at 5:00 p.m. Eastern Time

AUSTIN, TX – March 15, 2024 - Monogram Orthopaedics Inc. (NASDAQ:MGRM) ("Monogram" or the "Company"), a medical technology company focused on reconstructive joint procedures and surgical robotics, has reported its financial and operational results for the fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023 and Subsequent Operational Highlights

•	The Company’s plan to aggressively accelerate 510(k) submission with design modifications that management believes reduce the risk of a clinical trial is on track. The Company anticipates Verification and Validation completion on the upgraded design as early as the first half of 2024. The Company is fully funded to anticipated 510(k) submission in the second half of 2024.
•	Delivered mBôs surgical robot to one of the world's largest global robotics distributors in a first sale, representing a key revenue milestone and paving the way for broader commercialization.
•	The Company is moving forward with an OUS clinical trial that will support US and OUS post-launch marketing or US 510(k) submission, depending on FDA feedback.
•	Introduced mVision technology, a novel approach to registration and tracking that the company is now working on as a standalone product or for integration into the mBôs surgical robotic system in the future.
•	Presented a product discussion featuring Monogram's mBôs and mVision technologies with a surgeon panel during AAOS Annual Meeting
•	Presented at the Canaccord Genuity 2024 Musculoskeletal Conference

Management Commentary

"2023 was transformative for Monogram as our first year as a public company, with a focus on advancing our product launch for mBôs and the continued development of our next-gen product pipeline," said Ben Sexson, Chief Executive Officer of Monogram. "The fourth quarter was highlighted by the delivery of our first mBôs surgical robot to one of the world's largest global robotics distributors and the introduction of mVision technology.

“Throughout 2023, we were highly focused on executing our commercialization roadmap. We have employed a dynamic regulatory strategy as new facts and opportunities emerge, which supports our intention to obtain FDA clearance as expeditiously and economically as possible. We are currently in the Verification phase, with the team actively executing extensive, highly rigorous internal and external testing. We think it could be possible to complete all Verification and Validation testing as early as the first half of 2024 with a 510(k) submission without clinical data in the second half of 2024.

“We have had several formal communications with the FDA, and we believe they understand the technical areas of concern that could necessitate a clinical study. The team has preemptively made design changes related primarily to foot pedal control of the system that we believe could address the FDA's cited technical equivalence concerns and potentially obviate the need for a clinical trial. We believe the modified system has very strong equivalence arguments and a potentially favorable safety profile compared to other cleared products on the market, and the design modifications could even favorably improve the system's performance.

“This approach could potentially be quite favorable to our commercialization timeline, and based on our progress with the FDA, we believe we have sufficient funding through the 510(k) submission. We remain on target to largely complete verification and validation testing in H1 2024, a requirement for FDA submission and clearance. At the same time, we are aggressively preparing to launch OUS clinical trials with our international partners. We plan to leverage OUS clinical data to supplement our US submission should the agency require a clinical trial despite our improved equivalence profile, or for post-launch marketing in the US and international approval should the FDA clear mBôs without clinical data. We like the optionality that comes with this strategy.

“We recently announced mVision, our next-generation navigation solution designed to eliminate cart-based tracking and streamline registration and tracking to eliminate point sampling and tracking with large arrays. Our engineers plan to configure the mBôs robot to be upgradable to mVision navigation. With mVision, the goal is to minimize the risks associated with pin site fracture and infection and significantly reduce the surgical time associated with placing the arrays and registration. In addition, the goal is to minimize the surgical footprint in the OR. We are confident that mVision will advance the standard of care in orthopedic robotics.

“During the quarter, we delivered our first mBôs robot. We believe the international market for orthopedic robotics is attractive, large, and growing. The ability to scale OUS in a capital-efficient manner without the implant or significant increases to SG&A costs is also attractive. In the US, we want to own the total economics of the sale that would accrete from selling the implant, mBôs robot, and related consumables.

“Monogram’s technology and its intrinsic value continue to gain recognition with surgeons in the joint reconstruction market, in which higher barriers to entry for new participants have historically reduced innovation in our view. We see an opportunity to unlock new growth within this extremely attractive market by providing a solution to the vulnerabilities in the existing economic model for robotics – namely, increased surgical time and increased consumables cost. We are confident that this fundamental value proposition will continue to garner recognition from the market and industry participants, including from potential strategic partners, as we continue to execute to generate long-term value for our shareholders.

"Looking ahead into 2024, our next milestones on the commercialization path include completing our verification and validation testing, submitting mBôs to the FDA for clearance, and obtaining approvals to run our OUS clinical trial. We will also further develop our mVision navigation technology, which could become a standalone product and/or be integrated into mBôs. Taken together, we are incredibly enthusiastic about the future for Monogram, the pace of our product timeline, and our team’s ability to scale the commercialization path of our advanced, next-generation active surgical robotics.” concluded Sexson.

Upcoming 2024 Milestones

•	Largely complete mBôs system verification and validation – H1 2024
•	Submit semi-active modality 510(k) application to FDA – H2 2024
•	Commence OUS live-patient surgery trials – H2 2024
•	Anticipated FDA response & expand international relationships – H2 2024

Full Year 2023 Financial Results

Research and development expenses for the year ended December 31, 2023, were $10.6 million, compared to $5.4 million the prior year. The R&D increase year over year was driven by increased efforts in the development of the Company’s sagittal cutting systems and related platform software required to operate its active navigated robotic system, as well as the Company moving into the verification phase of the development of its robot prototype.

For the year ended December 31, 2023, General & Administrative expense increased to $4.0 million compared to $2.5 million in 2022. The increase was primarily due to increases in compensation expenses, including bonus and stock – option compensation, insurance and regulatory compliance expenses, facilities expenses, and consulting and professional fees.

Net loss was $13.74 million for the year ended December 31, 2023 compared to a net loss of $13.69 million for the year ended December 31, 2022. The net loss in 2023 was positively impacted by $3.1 million due to the change in fair market value of existing warrant obligations, while the 2022 results were negatively impacted by $3.4 million due to the change in fair market value in that period.

Cash and cash equivalents totaled $13.6 million as of December 31, 2023, compared to $10.4 million as of December 31, 2022.

Business Update Conference Call

Monogram Chief Executive Officer Ben Sexson, Chief Medical Officer Doug Unis, MD, Chief Technology Officer Kamran Shamaei, and Chief Financial Officer Noel Knape will host the conference call, followed by a question-and-answer period.

To access the call, please use the following information:

Date:	Thursday, March 21, 2024
Time:	5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Registration Link:	https://streamyard.com/watch/Cqvuk6Z3nsUg

A replay will be available after the call and will be available in the Company’s investor relations section here.

About Monogram Orthopaedics

Monogram Orthopaedics (NASDAQ: MGRM) is working to develop a product solution architecture with the long-term goal of enabling patient-optimized orthopedic implants at scale by linking 3D printing and robotics with advanced pre-operative imaging. The Company has a robotic system that can autonomously execute optimized paths for high-precision insertion of implants in synthetic bone specimens. Monogram intends to produce and market robotic surgical equipment and related software, orthopedic implants, tissue ablation tools, navigation consumables, and other miscellaneous instrumentation necessary for reconstructive joint replacement procedures. The Company has not yet made 510(k) premarket notification submissions or obtained 510(k) clearances for its robotic products. FDA approval is required to market these products, and the Company has not obtained FDA approval for any of its robotic products, and it cannot estimate the timing or assure the ability, to obtain such clearances.

Monogram Orthopaedics is working to advance the way orthopedic surgery is done. Our system is being developed to combine personalized knee implants with precision robotic surgical assistants to hopefully give patients a better-fitting knee replacement with minimally invasive surgery. One hundred thousand knee replacements failing each year in a $19.4B market represents an enormous opportunity for us.

To learn more, visit www.monogramorthopedics.com.

Forward-Looking Statements

This press release may include "forward-looking statements.'' To the extent that the information presented in this presentation discusses financial projections, information, or expectations about Monogram Orthopaedics Inc.'s business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.''

Although Monogram Orthopaedics Inc. believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" and elsewhere in the offering statement filed with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Monogram Orthopaedics Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor Relations

Chris Tyson
Executive Vice President
MZ North America
Direct: 949-491-8235
MGRM@mzgroup.us

Monogram orthopaedics Inc.

BALANCE SHEETS

	December 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$13,589,028	$10,468,645
Account receivable	364,999	–
Prepaid expenses and other current assets	664,262	788,004
Total current assets	14,618,289	11,256,650
Equipment, net	945,020	1,082,442
Intangible assets, net	548,750	758,750
Operating lease right-of-use assets	466,949	592,221
Total assets	$16,579,008	$13,690,063
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,462,268	$663,170
Accrued liabilities	227,684	748,460
Warrant liability	-	7,519,101
Operating lease liabilities, current	128,266	118,166
Total current liabilities	2,818,218	9,048,897
Operating lease liabilities, non-current	363,724	491,989
Total liabilities	3,181,942	9,540,886
Commitments and contingencies	–	–
Stockholders' equity:
Series A Preferred Stock, $.001 par value; 0 and 4,897,553 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	–	4,898
Series B Preferred Stock, $.001 par value; 0 and 3,195,667 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	–	3,196
Series C Preferred Stock, $.001 par value; 0 and 438,367 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	–	438
Common stock, $.001 par value; 90,000,000 shares authorized, 31,338,391 and 9,673,870 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	31,338	9,674
Additional paid-in capital	64,874,392	41,894,417
Accumulated deficit	(51,508,664)	(37,763,447)
Total stockholders' equity	13,397,066	4,149,176
Total liabilities and stockholders' equity	$16,579,008	$13,690,063

Monogram orthopaedics Inc.

STATEMENTS OF OPERATIONS

	Years Ended
	December 31,	December 31,
	2023	2022
Revenue	$364,999	$–
Operating expenses:
Research and development	10,585,884	5,384,710
Marketing and advertising	2,994,389	2,743,687
General and administrative	4,052,755	2,484,750
Total operating expenses	17,633,028	10,613,147
Loss from operations	(17,268,029)	(10,613,147)
Other income (expense):
Grant income	–	256,000
Change in fair value of warrant liability	3,088,533	(3,431,865)
Interest income and other, net	434,279	98,065
Total other income (expense)	3,522,812	(3,077,800)
Net loss before taxes	(13,745,217)	(13,690,947)
Income taxes	–	–
Net loss	$(13,745,217)	$(13,690,947)
Basic and diluted loss per common share	$(0.61)	$(1.42)
Weighted-average number of basic and diluted shares outstanding	22,409,222	9,673,870

MONOGRAM ORTHOPAEDICS INC.

STATEMENTS OF CASH FLOWS

	Years Ended
	December 31, 2023	December 31, 2022
Operating activities:
Net loss	$(13,745,217)	$(13,690,947)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,558,779	743,274
Other expenses settled with stock issuances	130,000	–
Loss from change in fair value of common stock make-whole obligation	44,333	–
Depreciation and amortization	412,335	386,686
Change in fair value of warrant liability	(3,088,533)	3,431,865
Changes in non-cash working capital balances:
Account receivable	(364,999)	–
Prepaid expenses and other current assets	269,697	189,906
Accounts payable	1,799,098	214,138
Accrued liabilities	(565,109)	283,983
Operating lease assets and liabilities, net	7,107	21,543
Cash used in operating activities	(13,542,509)	(8,419,553)
Investing activities:
Purchases of equipment	(64,913)	(241,203)
Cash used in investing activities	(64,913)	(241,203)
Financing activities:
Proceeds from issuances of Common Stock, net	15,330,763	–
Proceeds from issuances of Series B Preferred Stock, net	–	9,615,078
Proceeds from issuances of Series C Preferred Stock, net	147,042	3,978,613
Proceeds from warrant exercise	1,250,000	–
Cash provided by financing activities	16,727,805	13,593,691
Increase in cash and cash equivalents during the year	3,120,383	4,932,935
Cash and cash equivalents, beginning of the year	10,468,645	5,535,710
Cash and cash equivalents, end of the year	$13,589,028	$10,468,645

Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–
Non-cash investing and financing activities:
Increase in right of use asset and lease liability from new lease agreement	$–	$308,474
Issuance costs related to Common Stock Purchase Agreement settled through issuance of Common Stock	$247,980	$–
Cashless exercise of warrant	$926,335	$–